1 Exhibit 4.18 [*] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and is the type of information that we customarily and actually treat as private or confidential. Final Form SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF WLTR HOLDINGS, LLC, a Delaware limited liability company This Second Amendment (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement of WLTR Holdings, LLC, a Delaware limited liability company (the “Company”), effective as of June 14, 2024 (the “Second Amendment Date”), is entered into by TELUS International Holding (U.S.A.) Corp., a Delaware corporation (the “Principal Member”), and New WT Parent, Inc., a Delaware corporation, in its capacity as the Class A Representative Member (the “Class A Representative Member”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 3, 2023, as amended by the First Amendment, dated as of May 12, 2023 (the “Agreement”). WITNESSETH: WHEREAS, in connection with the Principal Member’s acquisition of the Company on January 3, 2023, certain members of management and senior employees of the Company rolled over equity in the Company into Class A Units of the Company or reinvested proceeds from the sale of the Company in Class A Units of the Company and numerous employees of the Company and its subsidiaries were granted unit appreciation rights (“UARs”); WHEREAS, the Principal Member and the Class A Representative Member have agreed that, in order to continue to incentivize the holders of the Class A Units and the UARs to work for the Company and its subsidiaries and to optimize the Company’s performance, the Class A Units will be supplemented, and the UARs replaced with, new incentives and, in connection therewith, the parties hereto intend to make certain limited changes to the Agreement; WHEREAS, (i) pursuant to Section 10.1 of the Agreement, certain amendments to the Agreement, may be made by the Principal Member but require the written consent of the Class A Representative Member and (ii) pursuant to Section 3.5(k)(i)(E) of the Agreement, the Class A Unitholders have authorized the Class A Representative Member to negotiate and execute any waivers or amendments of, or give consents or approvals under, the Agreement and any related agreements; WHEREAS, the Agreement contemplates that certain components of the Redemption Exchange Value are subject to further good faith negotiation and agreement by the Principal

2 Member and the Class A Representative Member; and WHEREAS, the Company shall continue to operate under the terms of the Agreement as amended pursuant to this Amendment. NOW, THEREFORE, the parties hereto hereby agree as follows: 1. Agreement Amendments. The following amendments are hereby made to the Agreement effective as of the Second Amendment Date: (a) The definitions of the following terms set forth in Section 1.1 of the Agreement are hereby amended and restated in their entirety to read as follows: ““Approval Period” means the period from the Effective Date through December 31, 2026.” “Cost of Goods Sold” or “COGS” means, for any applicable period, the following, to the extent expensed by the WillowTree Revenue Group and (except with respect to Internal Projects Costs) for the generation of revenue billed to clients, in each case, calculated on a consolidated basis and in accordance with the Accounting Practices: (a) with respect to Billable Employees, (i) base salaries and hourly wages (including overtime), (ii) the employer portion of payroll taxes with respect to the preceding clause (a)(i), (iii) the employer portion of employment-related insurance premiums (i.e., medical and dental), (iv) Group Company 401(k) match, (v) “signing” bonuses and reimbursement of relocation expenses and (vi) the cost of any bonuses, option payments and/or other incentive compensation payments (but excluding, any cost of the 2023 Rules); (b) with respect to Billable ICs, all fees expensed to such Billable ICs; (c) with respect to each Non-Billable Employee, to the extent such Non-Billable Employee’s hours are actually billed by the WillowTree Revenue Group to one of its clients and included within WillowTree Revenue for such period, an amount equal to (i) such hours times (ii) the applicable Hourly Base Rate; and (d) all Internal Projects Costs. “WillowTree Revenue” means, for any applicable period, the revenue (including mark-ups (if any) on third party fees and licenses and on expenses charged to clients) recognized by the WillowTree Revenue Group during such period, calculated on a consolidated basis and in accordance with the Accounting Practices; provided that: (a) if, following the Effective Date, any Subsidiary of the Company is transferred to an Other Parent Group Entity, such Entity

3 shall for purposes of this definition, and elsewhere in this Agreement as the context may require, continue to be deemed to be a Subsidiary of the Company; (b) if, following the Effective Date, any client business of the WillowTree Revenue Group is transferred to an Other Parent Group Entity without the written consent of the Class A Representative Member (a “Transferred Client”), then, from and after the last day of the month immediately preceding such transfer, “WillowTree Revenue” shall include the greater of (i) the actual revenue generated with respect to such Transferred Client following such transfer and (ii)(A) the historic monthly revenue for such Transferred Client (calculated based on the average monthly revenue generated with respect to such Transferred Client for the twelve (12) calendar months immediately preceding such transfer) times (B) the calendar months remaining in such period from and after the last day of the month immediately preceding such transfer; (c) “WillowTree Revenue” shall include: (i) all revenue generated by the WillowTree Revenue Group selling its services to (A) any of their current or future clients (excluding any Other Parent Group Entity), (B) any other clients of Other Parent Group Entities (excluding any Other Parent Group Entity) or (C) to any Other Parent Group Entity (this clause (C), “Affiliated Revenue”); (ii) that portion of any revenue to the extent attributable to WillowTree Services from clients shared with Other Parent Group Entities or combined projects or efforts with Other Parent Group Entities (excluding any Other Parent Group Entity); (iii) a portion of the revenue generated by Other Parent Group Entities from clients referred by the Company and its Subsidiaries to be agreed in good faith by the Class A Representative Member and the Principal Member prior to the execution of the relevant client agreement; and (iv) all Internal Projects Revenues; (d) “WillowTree Revenue” shall exclude: (i) any interest and financial income; (ii) any gains that are capital in nature (including in respect of sale of fixed assets and equipment); (iii) any unrealized gains in relation to foreign currency translation; (iv) any profits or losses arising in respect of any purchase accounting, including, for the avoidance of doubt, any charges related to fair value adjustments or any other opening balance sheet adjustments in respect of the transactions contemplated by the Acquisition Agreement and the Merger; and (v) to exclude any one-time or non-recurring income outside of the normal course of business, such as insurance proceeds, government grants or subsidies (including any wage subsidies, employee retention credits, if applicable) or any other income from similar non-operating arrangements; and (e) for the avoidance of doubt, [*]% of all Affiliated Revenue for any period will be recognized as WillowTree Revenue for any such applicable period.”

4 (b) The following defined terms are hereby added to Section 1.1 of the Agreement: ““Internal Projects” means, for any applicable period, the provisioning of professional resources by members of the WillowTree Revenue Group to Other Parent Group Entities for internal projects, where such arrangements are tracked by the WillowTree Revenue Group as internal costs and not through statements of work; provided that the Principal Member and the Class A Representative Member may mutually agree to modify the definition of Internal Projects with respect to any particular period. “Internal Projects Costs” means, for any applicable period, the internal costs of the WillowTree Revenue Group attributable to support by the WillowTree Revenue Group of Internal Projects; provided that the Principal Member and the Class A Representative Member may mutually agree to modify the definition of Internal Project Costs with respect to any particular period. “Internal Projects Revenues” means, for any applicable period, an amount equal to [*]% multiplied by the Internal Projects Costs for such period; provided that the Principal Member and the Class A Representative Member may mutually agree to modify the definition of Internal Projects Revenues with respect to any particular period.” (c) Section 3.5(d) of the Agreement is hereby amended and restated in its entirety to read as follows: “(d) Redemption Consideration. With respect to each Redemption Exercise, each Class A Unitholder shall be entitled to receive an amount in cash equal to the Redemption Exchange Value applicable with respect to such Redemption Exercise and such holder; provided that the Company may, subject to applicable Law, the rules of any stock exchange upon which the Parent Shares are then listed and the provisions of this Section 3.5, at any time prior to the delivery of the Redemption Closing Statement, elect to settle the Redemption Exchange Value for such redemption by causing the issuance and delivery of Parent Shares to the relevant holder of Class A Units on the Redemption Closing Date (except that the Company shall deliver in cash such portion, if any, of the Redemption Exchange Value that, in the reasonable determination of the Company, may be necessary for the relevant holder to satisfy tax liabilities related to the applicable Redemption Exercise). If the Company elects to settle a portion of any Redemption Exchange Value (such portion, a “Share Settled Portion”) by causing the delivery of Parent Shares to the relevant holder of Class A Units, the total number of Parent Shares that a holder of Class A Units shall be entitled to with respect to such holder’s Share Settled Portion shall be a number (rounded down to the nearest full share) equal to the quotient of (i) the applicable dollar amount of such Share Settled Portion divided by (ii) the Parent Share Settlement VWAP.”

5 (d) Section 10.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows: “(d) Notwithstanding anything herein to the contrary, (i) for so long as the Class A Representative Member holds any Units, Section 3.2, Section 3.5, Section 6.6, Article VI, Article VIII and this Article X, Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit I or Exhibit J (in each case, including any related definitions) may not be amended without the written consent of the Class A Representative Member and (ii) the Class A Representative Member (acting on behalf of itself and all other Class A Unitholders) may waive any restrictions applicable with respect to, or any obligations of, any TI Member or the Company (with respect to obligations of the Company towards the Class A Unitholders) under this Agreement and grant consents to actions of any TI Member or the Company (with respect to obligations of the Company towards the Class A Unitholders) that would otherwise be restricted under this Agreement.” (e) The following provision is added as new Section 10.20 to the Agreement to read as follows: “SECTION 10.20 BPU, PSU, RSU and UAR Matters. (a) Parent shall grant certain management incentives in accordance with the rules set forth in Exhibit I hereto to each beneficial holder of Class A Units who (i) is employed or engaged by any Group Company and (ii) holds Class A Units, in each case, as of the date of such grant. (b) Each previously issued UAR (as defined in the 2023 Rules), subject to the consent of the holder of such UAR, shall be cancelled in exchange for newly issued restricted share units in accordance with the overview set forth in Exhibit J hereto and the terms and conditions of the agreements and plans described therein.” (f) Exhibit C and Exhibit D to the Agreement are hereby amended and restated in their entirety to read as set forth in Annex I and Annex II to this Amendment. (g) A new Exhibit I and a new Exhibit J are hereby added to Agreement in the form as set forth in Annex III and Annex IV to this Amendment. 2. Consent. The Class A Representative Member (acting for itself and in its capacity as a representative of all Class A Unitholders) hereby consents and agrees to the amendments set forth above in Section 1 of this Amendment. 3. Full Force and Effect; Construction. (a) Except to the extent modified or amended by this Amendment, all terms and provisions of the Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

6 (b) From and after the Second Amendment Date, any reference in the Agreement to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed a reference to the Agreement as amended by this Amendment; provided, however, that any reference to the date of the Agreement, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to January 3, 2023, and not the Second Amendment Date. 4. Waiver of Notice. Any required notices, meetings, or consents that are necessary to make an amendment to the Agreement are hereby waived or satisfied. 5. Further Assurance. Each party hereto shall take whatever other action is required to give full effect to the provisions of this Amendment. 6. Counterparts. This Amendment or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts and may be delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party. [Signature Page Follows]

[Signature Page to Second Amendment to Second A&R LLC Agreement] IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of WLTR Holdings, LLC as of the Second Amendment Date. PRINCIPAL MEMBER: TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. By: /s/ Michael Ringman Name: Michael Ringman Title: Chief Information Officer CLASS A REPRESENTATIVE MEMBER: NEW WT PARENT, INC. By: /s/ Tobias Dengel Name: Tobias Dengel Title: Representative & President

ANNEX I EXHIBIT C CLASS A REPRESENTATIVE MEMBER APPROVAL RIGHTS I. During the Approval Period, the Company and the TI Members agree that none of the decisions or actions set forth below shall be taken, adopted or permitted to be taken or adopted, by or with respect to any Group Company, without the written consent of the Class A Representative Member (acting on behalf of all holders of Class A Units): [*]

II. Until December 31, 2027, the Company and the TI Members agree that none of the decisions or actions set forth below shall be taken, adopted or permitted to be taken or adopted, by or with respect to the Company or any of its Subsidiaries, without the written consent of the Class A Representative Member (acting on behalf of all holders of Class A Units): [*] * * * * *

ANNEX II EXHIBIT D CERTAIN OPERATING COVENANTS The Company, the Principal Member and the Class A Representative Member agree that: 1. the Principal Member shall maintain accounting for the members of the WillowTree Revenue Group separate from the Other Parent Group Entities; [*] * * * * *

ANNEX III EXHIBIT I [see attached]

1 TELUS INTERNATIONAL (CDA) INC. WillowTree Management Incentive Program Notice of Bonus Pool Unit and Performance Share Unit Grant Upon execution of this Notice of Bonus Pool Unit and Performance Share Unit Grant (this “Notice”) by the parties hereto, the undersigned Participant is hereby granted the below listed Bonus Pool Units (“BPUs”) and Performance Share Units (“PSUs”, and collectively with the BPUs, the “Units”) as further described herein and, in each case, subject to the terms of (i) the TELUS International (Cda) Inc. 2021 Omnibus Incentive Plan (the “Plan”) and (ii) the WillowTree Management Incentive Program Rules attached hereto (the “Rules” and together with the Plan, the “WillowTree MIP Governing Documents”). Capitalized terms used but not defined in this Notice shall have the meaning ascribed to them in the Rules. Name of Participant: [•] Participant Address: [•] Total Number of BPUs: [•] Total Number of PSUs (Target Award Opportunity): [•] Grant Date: [•] Concurrently herewith, the undersigned Participant has executed and delivered one or more Set- Off Agreement(s). The amount of consideration (if any) required to be paid by Parent with respect to the BPUs and PSUs issued hereunder, subject to the terms of the Set-off Agreement(s) and the Rules, will depend on certain financial metrics for each Performance Period. These metrics will initially be determined by Parent (or one of its Affiliates) and will be subject to review and approval (or dispute) by New WT Parent, Inc. (“New WT Parent”) on behalf of all holders of BPUs and PSUs. By signing below, the undersigned Participant acknowledges and agrees that: (a) the number of BPUs and PSUs listed next to “Total Number of BPUs” and “Total Number of PSUs (Target Award Opportunity)” above are granted under, and governed by the terms and conditions of, the WillowTree MIP Governing Documents, all of which are made a part of this Notice; (b) the undersigned Participant will be a “Participant” under the Rules; and (c) such Participant has received a copy of, and has read, the WillowTree MIP Governing Documents and the Operating Agreement. In addition, the undersigned Participant acknowledges and agrees that: (i) New WT Parent is, among other things, (A) a “Class A Unitholder” and the “Class A Representative Member” under the Operating Agreement, (B) solely authorized and appointed to review and approve (or dispute) on behalf of all Participants any determinations made by Parent pursuant to the WillowTree MIP Governing Documents, and (C) majority-owned and controlled by Tobias Dengel, the President of

2 the Company; (ii) the duties and obligations of New WT Parent and Tobias Dengel in these respective roles may be in conflict; (iii) such Participant hereby waives, and agrees not to assert, any conflict of interest relating to or arising out of New WT Parent or Tobias Dengel serving in any such roles (or any other role reasonably related thereto); and (iv) such Participant irrevocably consents to New WT Parent acting on behalf of such Participant in accordance with the WillowTree MIP Governing Documents (including but not limited to Section 3 and Section 29 of the Rules), the Operating Agreement and the Administration Agreement. PARTICIPANT By: Date acknowledged: TELUS International (Cda) Inc. By: Name: Title:

EXHIBIT I TELUS INTERNATIONAL (CDA) INC. WILLOWTREE MANAGEMENT INCENTIVE PROGRAM RULES (Effective as of June 14, 2024) [*]

ANNEX IV EXHIBIT J WILLOWTREE RSU PROGRAM OVERVIEW [*]